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ZIOPHARM ONCOLOGY, INC.
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ZIOPHARM COMMENTS ON CONSENT SOLICITATION RESULTS

Jaime Vieser and Holger Weis Elected to Board of Directors; Scott Tarriff Departs Board

BOSTON, December 16, 2020 – Ziopharm Oncology, Inc. (Nasdaq: ZIOP) (“Ziopharm” or the “Company”), today issued a statement in connection with the consent solicitation (the “Consent Solicitation”) initiated by WaterMill Asset Management Corp., Mr. Robert W. Postma and certain other individuals (collectively, “WaterMill”). Based on the consents received by the Company, Jaime Vieser and Holger Weis have been formally elected to the Ziopharm Board of Directors (the “Board”), while Chairman Scott Tarriff will depart the Board effective immediately.

The Company’s statement is as follows:

“We sincerely thank our shareholders for all of the helpful feedback and constructive dialogue that they have shared with the Company since our 2020 Annual Meeting. We welcome Messrs. Vieser and Weis as the newest members of Ziopharm’s Board of Directors.

“We also wish to thank Scott Tarriff for his service as a member of the Board since 2015 and as Chairman since 2018. We wish him well in the future. We continue to focus on achieving the high potential that our pipeline offers and delivering significant value to both patients and shareholders.”

The full results of the Consent Solicitation will be disclosed via a Current Report on Form 8-K filing with the U.S. Securities and Exchange Commission (the “SEC”) in due course.

About Ziopharm Oncology, Inc.

Ziopharm is developing non-viral and cytokine-driven cell and gene therapies that weaponize the body’s immune system to treat the millions of people globally diagnosed with a solid tumor each year. With its multiplatform approach, Ziopharm is at the forefront of immuno-oncology with a goal to treat any type of solid tumor. Ziopharm’s pipeline is built for commercially scalable, cost effective T-cell receptor T-cell therapies based on its non-viral Sleeping Beauty gene transfer platform, a precisely controlled IL-12 gene therapy, and rapidly manufactured Sleeping Beauty-enabled CD19-specific CAR-T program. The Company has clinical and strategic partnerships with the National Cancer Institute, The University of Texas MD Anderson Cancer Center and others. For more information, please visit www.ziopharm.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements regarding the business strategy, plans and objectives of Ziopharm management. Forward-looking statements include all statements that are not historical facts, and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Such risks and uncertainties include, among others, the impact of the Consent Solicitation and other activities by WaterMill and/or other investors, the risks and uncertainties disclosed in Ziopharm’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 as well as discussions of potential risks, uncertainties and other important factors in any subsequent filings by Ziopharm with the SEC. All information in this press release is as of the date hereof, and Ziopharm undertakes no duty to update the information, except as required by law.

Investor Relations Contact:

Adam D. Levy, PhD, MBA
EVP, Investor Relations and Corporate Communications
(508) 552-9255
alevy@ziopharm.com

Media Relations Contacts:

Chris Kittredge, Andrew Cole and Zachary Tramonti

Sard Verbinnen & Co.

Ziopharm-SVC@sardverb.com